Exhibit 99.1
CONSENT OF INDEPENDENT VALUATION FIRM
We hereby consent to the references to our name, the description of our role in the valuation of the real properties and related assumptions provided under the heading “May 31, 2019 NAV per Share” in the Current Report on Form 8-K of Black Creek Industrial REIT IV Inc. (the “Company”), filed by the Company with the Securities and Exchange Commission on the date hereof, being included or incorporated by reference in the Company’s Registration Statement on Form S-8 (File No. 333-228818). We also hereby consent to the same information and the reference to our name under the caption “Experts” being included or incorporated by reference in the Company’s Registration Statement on Form S-11 (File No. 333-200594) and the related prospectus and prospectus supplements that are a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S., Inc.
June 14, 2019	Altus Group U.S., Inc.